A Diversified Holding Company August 2020 Live Ventures Incorporated Exhibit 99.1

Live Ventures Incorporated 1 The words “Live Ventures,” “company” or “Company” refers to Live Ventures Incorporated and its wholly-owned subsidiaries. This Presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the company’s actual results. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. These forward-looking statements include, but are not limited to, statements regarding Annualized Sales, Annualized Revenue, and Projected Fiscal Year 2021 EBITDA. These statements are based on various estimates and assumptions, whether or not identified in this Presentation, believed to be reasonable at the time of preparation, however, no assurance can be given that any such estimates or valuations will ultimately be realized or that realizations will occur within the timeframes on which these estimates are made. Forward-looking information is inherently subjective and uncertain, and is not necessarily indicative of the future performance, nor is it a guaranty that such results will be attained. Forward-looking information is based on the assessment of various valuation and operating parameters, but actual future performance and market conditions are volatile and unpredictable. Live Ventures may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K and 10-Q, Current Reports on Form 8-K, in its annual report to stockholders, in press releases and other written materials, and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2019 (available at http://www.sec.gov). Live Ventures undertakes no obligation to publicly update or revise any statements in this Presentation, whether as a result of new information, future events, or otherwise. Disclaimers FORWARD-LOOKING STATEMENTS

Disclaimers Live Ventures Incorporated 2 USE OF PROJECTIONS This Presentation contains projected financial information, namely Annualized Sales, Annualized Revenues, and Projected Fiscal Year 2021 EBITDA. Such projected financial information constitutes forward-looking information and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive, and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. See “Forward-Looking Statements” paragraph above. Actual results may differ materially from the results contemplated by the projected financial information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such projections will be achieved. Live Ventures’ independent auditors did not audit, review, compile or perform any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they have not expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation. Annualized Sales of Marquis Industries are management’s proforma and include results of Lonesome Oak Trading Co, which was acquired in January 2020. Annualized Revenue and Projected Fiscal Year 2021 EBITDA are management's proforma and include operating results of Lonesome Oak Trading Co and Precision Industries, which was acquired in July 2020. Total Assets as of 3/31/2020. USE OF NON-GAAP FINANCIAL MEASURES The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any filing Live Ventures makes with the SEC. In this Presentation, Projected Fiscal Year 2021 EBITDA has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Live Ventures defines EBITDA as operating income (loss) before interest, taxes, depreciation, and amortization on an annualized basis. Live Ventures believes that this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Live Ventures believes that this non-GAAP financial measure provides an additional tool for investors to use in evaluating projected operating results and trends in comparing Live Ventures’ financial measures with other similar companies. Management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. TRADEMARKS AND TRADENAMES Live Ventures owns or has the rights to various trademarks, service marks, and trade names that it uses in connection with the operation of its business. Solely for convenience, the trademarks, service marks, and trade names referred to in this Presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Live Ventures will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Our Company Live Ventures Incorporated 3

LV

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History

1968	Company incorporated as Nuclear Corporation of New Mexico.
1996	Company becomes YP.com, the first company to take the Yellow Pages online.
2008	YP.com is sold to AT&T, and company changes name to LiveDeal Inc.
2011	Jon Isaac, through his private entity Isaac Capital Group, invests in LiveDeal, becoming the largest stockholder. Isaac becomes CEO in 2012.
2015	Company repositioned as a holding company and is renamed Live Ventures Incorporated. Marquis Industries acquired for $30 million.
2016	Vintage Stock acquired for $60 million.
2020	Precision Industries acquired for $32 million.

Live Ventures Incorporated

NASDAQ:LIVE

Operations 5 Live Ventures Incorporated

6 Live Ventures Incorporated  Marquis Industries Inc. Leading carpet manufacturer and a manufacturer of innovative yarn products. Innovator and leader in the value-oriented polyester carpet sector. Focus on the residential, niche commercial, and hospitality end-markets and serve over 2,000 customers. Annualized sales of approximately $120 million. Hard Surfaces Master Distributor

7 Live Ventures Incorporated  Vintage Stock Inc. Award-winning specialty entertainment retailer with 62 storefronts across the Midwest and Southwest. Offers a large selection of entertainment products including new and pre-owned movies, video games and music products, together with ancillary products such as books, comics, toys and collectibles, all available in a single location. Annualized sales of approximately $70 million.

8 Live Ventures Incorporated  Precision Industries Inc. Founded in 1948 and headquartered in Washington, Pennsylvania. Leading value add supplier of prefinished tool steel and alloy plates, ground flat stock, and drill rod to distributors across the globe. Products are primarily used by tool-builders to manufacture dies and molds that produce metals and plastic components for a variety of end markets, including automotive, appliance and aerospace. Annualized sales of approximately $40 million.

Summary Financial Information 9 Live Ventures Incorporated

Live Ventures Incorporated Annualized Revenue $225 million Total Assets $158 million Projected Fiscal Year 2021 EBITDA $37.8 million 10

Leadership Live Ventures Incorporated 11

12 Live Ventures Incorporated Jon Isaac President and CEO Mr. Jon Isaac has served as a director of our Company since December 2011 and became our President, Chief Executive Officer and Chief Financial Officer in January 2012. He is the founder of Isaac Organization, a privately held investment company. At Isaac Organization, Mr. Isaac has closed a variety of multi-faceted real estate deals and has experience in aiding public companies to implement turnarounds and in raising capital. Mr. Isaac studied Economics and Finance at the University of Ottawa, Canada.

- 13 Live Ventures Incorporated Virland A. Johnson CFO Mr. Johnson became our Chief Financial Officer on January 3, 2017. Mr. Johnson joined the Company in November 2016 as a consultant. Mr. Johnson was Sr. Director of Revenue for JDA Software for six years prior to joining the Company, where he was responsible for revenue recognition determination, sales and contract support while acting as a subject matter expert. Prior to joining JDA, Mr. Johnson provided leadership and strategic direction while serving in C-Level executive roles in public and privately held companies such as Cultural Experiences Abroad, Inc., Fender Musical Instruments Corp., Triumph Group, Inc., Unitech Industries, Inc. and Younger Brothers Group, Inc. Mr. Johnson’s more than 25 years of experience is primarily in the areas of process improvement, complex debt financings, SEC and financial reporting, turn-arounds, corporate restructuring, global finance, merger and acquisitions and returning companies to profitability and enhancing shareholder value. Early on in his career, Mr. Johnson worked in public accounting while attending Arizona State University. Mr. Johnson holds a Bachelor’s degree in Accountancy from Arizona State University.

14 Live Ventures Incorporated Michael J. Stein Senior Vice President & General Counsel Mr. Stein joined the Company as Senior Vice President and General Counsel in October 2017. Prior to joining Live Ventures, Mr. Stein was a corporate partner at the law firm of DLA Piper LLP (US) where, from April 2016 through October 2017 and, as an associate from April 2005 through June 2012, he advised public and private companies on corporate governance matters, debt and equity securities offerings (including several initial public offerings), and merger and acquisition transactions. Prior to rejoining DLA Piper in April 2016, Mr. Stein served as Associate Chief Counsel – Transactional at Caesars Entertainment Corporation (NASDAQ: CZR), and Senior Vice President, Deputy General Counsel at Everi Holdings Inc. (NYSE: EVRI). Mr. Stein holds a Juris Doctor from the University of Maryland and Bachelor’s and Master’s degrees in Accounting from the University of Florida.

Growth Strategy Live Ventures Incorporated 15

16 Live Ventures Incorporated Minimum pre-tax profits of $5 million annually. Existing qualified management teams in place. Easy to understand business. Consistent and stable earnings. We look to acquire companies with one or more of the following characteristics:

Thank You Live Ventures Incorporated